Exhibit 99.1

April 20, 2026

Liberty Media Corporation Announces First Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation (“Liberty Media”) (Nasdaq: FWONA, FWONK) will host a conference call to discuss results for the first quarter of 2026 on Thursday, May 7th at 10:00 a.m. E.T. Before the open of market trading that day, Liberty Media will issue a press release reporting such results, which can be found at https://ir.libertymedia.com/news-events/press-releases. Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Liberty Media. The press release and conference call may discuss the financial performance and outlook of these companies, as well as other forward-looking matters.

To participate in the call by phone or to ask a question, please call +1 (877) 704-2829 or +1 (215) 268-9864, with a confirmation code of 13757488, at least 10 minutes prior to the call. The conference administrator will provide instructions on how to use the polling feature.

In addition, a webcast of the conference call will be hosted on Liberty Media’s investor relations website. Please visit https://www.libertymedia.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replay of the call will also be available on the Liberty Media website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation (Nasdaq: FWONA, FWONK) operates and owns interests in media, sports and entertainment businesses. The portfolio of assets includes Liberty Media’s subsidiaries Formula 1, MotoGP and other minority investments.

Liberty Media Corporation
Hooper Stevens, +1 720-875-5406

Source: Liberty Media Corporation